Exhibit 99.1

Media Contact Greg Hudgison Media Relations (706) 644-0528	Investor Contact Bob May Investor Relations (706) 649-3555

Synovus Announces Earnings for the First Quarter

Diluted Earnings per Share increased 15.2% as compared to 1Q14

COLUMBUS, Ga., April 21, 2015 – Synovus Financial Corp. (NYSE: SNV) today reported financial results for the quarter ended March 31, 2015.

First Quarter Highlights

—	Net income available to common shareholders for the first quarter 2015 was $51.4 million or $0.38 per diluted share as compared to $50.6 million, or $0.37 per diluted share for the previous quarter and $45.9 million, or $0.33 per diluted share for the first quarter 2014.

—	Total average loans grew $254.1 million or 4.9% annualized from the previous quarter and $1.03 billion or 5.1% as compared to the first quarter 2014.

—	Average core deposits grew $286.6 million or 5.9% annualized from the previous quarter and $529.8 million or 2.7% as compared to the first quarter 2014.

—	Adjusted pre-tax, pre-credit costs income was $101.0 million for the first quarter 2015, an increase of $1.4 million from $99.6 million for the previous quarter and an increase of $4.5 million or 4.7% as compared to the first quarter 2014.

—	The company continued to return capital to shareholders during the quarter, acquiring an additional $59.1 million of common stock. Since October 2014 through April 20, 2015, the company has repurchased $160.0 million of common stock, reducing total share count by 6.0 million or 4.3%.

“Growth in average loans and core deposits, continued improvement in credit quality, and a disciplined focus on expense management contributed to a solid first quarter,” said Kessel D. Stelling, Synovus Chairman and CEO. “Investments in key talent as well as new and existing business lines continue to pay dividends as evidenced by revenue growth in mortgage banking, brokerage, and SBA lending. Our senior housing, equipment finance, and medical office specialty lines also experienced significant loan growth during the quarter. As we move forward, our team remains committed to improving the customer experience and building a more profitable, efficient, and competitive bank.”

Balance Sheet

—	Total loans ended the quarter at $21.11 billion, up $8.5 million from the previous quarter and up $947.2 million or 4.7% as compared to the first quarter 2014.
¡	Commercial and industrial loans grew by $33.8 million from the previous quarter and $346.6 million or 3.5% as compared to the first quarter 2014.
¡	Commercial real estate loans declined by $13.2 million from the previous quarter and increased by $319.8 million or 4.9% as compared to the first quarter 2014.
¡	Residential C&D and land acquisition portfolios declined by $19.4 million.
¡	Retail loans declined by $13.4 million from the previous quarter and increased by $281.8 million or 7.7% as compared to the first quarter 2014.
—	Total average loans grew $254.1 million or 4.9% annualized from the previous quarter and $1.03 billion or 5.1% as compared to the first quarter 2014.
—	Total average deposits for the quarter were $21.62 billion, and grew by $279.0 million or 5.3% annualized from the previous quarter and $889.8 million or 4.3% as compared to the first quarter 2014.
—	Average core deposits for the quarter were $20.02 billion, and grew by $286.6 million or 5.9% annualized from the previous quarter and $529.8 million or 2.7% as compared to the first quarter 2014.
—	Average core deposits, excluding state, county, and municipal deposits, grew by $247.1 million or 5.7% annualized from the previous quarter and $670.7 million or 3.9% as compared to the first quarter 2014.
¡	Average non-interest bearing demand deposit accounts increased 4.5% annualized from the previous quarter and 10.8% as compared to the first quarter 2014.
¡	Average money market deposits increased 10.1% annualized from the previous quarter and 2.9% as compared to the first quarter 2014.

Core Performance

Adjusted pre-tax, pre-credit costs income was $101.0 million for the first quarter 2015, an increase of $1.4 million from $99.6 million for the previous quarter and an increase of $4.5 million or 4.7% as compared to the first quarter 2014.

—	Net interest income was $203.3 million for the first quarter 2015, down $4.2 million from $207.5 million in the previous quarter and up $2.7 million or 1.4% as compared to the first quarter 2014.
—	The net interest margin declined six basis points to 3.28% compared to 3.34% in the previous quarter. The yield on earning assets was 3.73%, five basis points lower than the previous quarter, and the effective cost of funds increased 1 basis point to 0.45%.
—	Adjusted non-interest income was $65.1 million, up $580 thousand or 0.9% compared to $64.5 million for the previous quarter and up $2.1 million or 3.3% as compared to the first quarter 2014.
¡	Mortgage banking income increased $1.6 million or 32.5% from the previous quarter, driven by an 18.6% increase in production.
¡	Financial Management Services revenues, consisting primarily of fiduciary and asset management fees and brokerage revenue, increased $690 thousand or 3.5% from the previous quarter, driven by a $363 thousand or 5.3% increase in brokerage revenue.

¡	Core banking fees[1] were $31.5 million, down $1.5 million or 4.6% from the previous quarter, driven by seasonality.
¡	Gains from the sale of SBA loans of $1.5 million were up $829 thousand from the previous quarter.
—	Total non-interest expense for the first quarter 2015 was $178.9 million, down $6.0 million from the previous quarter and down $5.3 million or 2.9% as compared to the first quarter 2014.
—	Adjusted non-interest expense for the first quarter 2015 was $167.4 million, down $5.0 million or 2.9% from the previous quarter and flat as compared to the first quarter 2014.
¡	Employment expense of $96.5 million increased $4.4 million from the previous quarter driven by seasonally higher employment taxes.
¡	Professional fees of $5.6 million decreased $2.4 million from the previous quarter.
¡	Advertising expense of $3.4 million decreased $4.7 million from the previous quarter.
¡	FDIC insurance and other regulatory fees of $7.0 million decreased $1.2 million from the previous quarter.

Credit Quality

Broad-based improvement in credit quality continued.

—	Total credit costs were $15.7 million in the first quarter 2015 compared to $16.4 million in the previous quarter.
—	Non-performing loans, excluding loans held for sale, were $194.2 million at March 31, 2015, down $3.5 million or 1.8% from the previous quarter, and down $190.1 million or 49.5% from March 31, 2014. The non-performing loan ratio was 0.92% at March 31, 2015, compared to 0.94% at the end of the previous quarter and 1.91% at March 31, 2014.
—	Total non-performing assets were $270.1 million at March 31, 2015, down $16.7 million or 5.8% from the previous quarter, and down $228.1 million or 45.8% from March 31, 2014. The non-performing asset ratio was 1.28% at March 31, 2015, compared to 1.35% at the end of the previous quarter and 2.46% at March 31, 2014.
—	Total delinquencies (consisting of loans 30 or more days past due and still accruing) remain low at 0.27% of total loans at March 31, 2015 compared to 0.24% the previous quarter and 0.37% at March 31, 2014. Total loans past due 90 days or more and still accruing were 0.02% of total loans at March 31, 2015, unchanged from December 31, 2014 and compared to 0.03% at March 31, 2014.
—	Net charge-offs were $12.3 million in the first quarter 2015, down $3.9 million or 24.1% from $16.3 million in the previous quarter. The annualized net charge-off ratio was 0.23% in the first quarter compared to 0.31% in the previous quarter.

[1]	Include service charges on deposit accounts, bankcard fees, letter of credit fees, ATM fee income, line of credit non-usage fees, and miscellaneous other service charges.

Capital Ratios

Capital ratios remained strong and include the impact of common stock repurchases completed through March 31, 2015. March 31, 2015 ratios are Basel III transitional, and ratios prior to March 31, 2015 were based on Basel I rules.

—	Common Equity Tier 1 ratio was 10.78% at March 31, 2015.
—	Tier 1 Capital ratio was 10.78% at March 31, 2015 compared to 10.86% at December 31, 2014.
—	Total Risk Based Capital ratio was 12.64% at March 31, 2015 compared to 12.75% at December 31, 2014.
—	Tier 1 Leverage ratio was 9.65% at March 31, 2015 compared to 9.67% at December 31, 2014.
—	Tangible Common Equity ratio was 10.43% at March 31, 2015 compared to 10.69% at December 31, 2014.

First Quarter Earnings Conference Call

Synovus will host an earnings highlights conference call at 8:30 a.m. EDT on April 21, 2015. The earnings call will be accompanied by a slide presentation. Shareholders and other interested parties may listen to this conference call via simultaneous Internet broadcast. For a link to the webcast, go to www.synovus.com/webcasts. You may download RealPlayer or Windows Media Player (free download available) prior to accessing the actual call or the replay. The replay will be archived for 12 months and will be available 30-45 minutes after the call.

About Synovus

Synovus Financial Corp. is a financial services company based in Columbus, Georgia with approximately $28 billion in assets. Synovus provides commercial and retail banking, investment, and mortgage services to customers through 28 locally-branded divisions, 258 branches, and 343 ATMs in Georgia, Alabama, South Carolina, Florida, and Tennessee. See Synovus on the web at synovus.com.

Forward-Looking Statements

This press release and certain of our other filings with the Securities and Exchange Commission contain statements that constitute “forward-looking statements” within the meaning of, and subject to the protections of, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements. You can identify these forward-looking statements through Synovus’ use of words such as “believes,” “anticipates,” “expects,” “may,” “will,” “assumes,” “should,” “predicts,” “could,” “would,” “intends,” “targets,” “estimates,” “projects,” “plans,” “potential” and other similar words and expressions of the future or otherwise regarding the outlook for Synovus’ future business and financial performance and/or the performance of the banking industry and economy in general. These forward-looking statements include, among others, our expectations on credit trends and key credit metrics; expectations regarding deposits, loan growth and the net interest margin; expectations on our growth strategy, expense initiatives, and future profitability, and the assumptions underlying our expectations. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve known and unknown risks and uncertainties which may cause the actual results, performance or achievements of Synovus to be materially different from the future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements are based on the information known to, and current beliefs and expectations of, Synovus’ management and are subject to significant risks and uncertainties. Actual results may differ materially from those contemplated by such forward-looking statements. A number of factors could cause actual results to differ materially from those contemplated by the forward-looking statements in this press release. Many of these factors are beyond Synovus’ ability to control or predict.

These forward-looking statements are based upon information presently known to Synovus’ management and are inherently subjective, uncertain and subject to change due to any number of risks and uncertainties, including, without limitation, the risks and other factors set forth in Synovus’ filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2014 under the captions “Cautionary Notice Regarding Forward-Looking Statements” and “Risk Factors” and in Synovus’ quarterly reports on Form 10-Q and current reports on Form 8-K. We believe these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations and speak only as of the date that they are made. We do not assume any obligation to update any forward-looking statements as a result of new information, future developments or otherwise, except as otherwise may be required by law.

Use of Non-GAAP Financial Measures

The measures entitled average core deposits; average core deposits excluding average state, county, and municipal deposits; average non-interest bearing demand deposit accounts (DDAs) excluding average state, county, and municipal non-interest bearing DDAs; average money market deposits excluding average state, county, and municipal money market deposits; tangible common equity to tangible assets ratio; adjusted pre-tax, pre-credit costs income; adjusted non-interest income; and adjusted non-interest expense are not measures recognized under U.S. generally accepted accounting principles (GAAP) and therefore are considered non-GAAP financial measures. The most comparable GAAP measures are total average deposits; total shareholders’ equity to total assets ratio; income before income taxes; total non-interest income; and total non-interest expense, respectively.

Synovus believes that these non-GAAP financial measures provide meaningful additional information about Synovus to assist management and investors in evaluating Synovus’ capital strength and the performance of its core business. These non-GAAP financial measures should not be considered as substitutes for total average deposits; total shareholders’ equity to total assets ratio; income before income taxes; total non-interest income; and total non-interest expense determined in accordance with GAAP and may not be comparable to other similarly titled measures at other companies.

The computations of average core deposits; average core deposits excluding average state, county, and municipal deposits; average non-interest bearing DDAs excluding average state, county, and municipal non-interest bearing DDAs; average money market deposits excluding average state, county, and municipal money market deposits; tangible common equity to tangible assets ratio; adjusted pre-tax, pre-credit costs income; adjusted non-interest income; and adjusted non-interest expense; and the reconciliation of these measures to total average deposits; total shareholders’ equity to total assets ratio; income before income taxes; total non-interest income; and total non-interest expense are set forth in the tables below.

Reconciliation of Non-GAAP Financial Measures
(dollars in thousands)	1Q15	4Q14	3Q14	2Q14	1Q14

Average core deposits
Average core deposits excluding state, county, and municipal deposits
Average non-interest bearing demand deposit accounts (DDAs) excluding average state, county, and municipal non-interest bearing DDAs
Average money market deposits excluding average state, county, and municipal money market deposits

Average total deposits	$ 21,615,049	21,336,007	20,938,587	20,863,706	20,725,259

Subtract: Average brokered deposits	(1,594,822)	(1,602,354)	(1,494,620)	(1,401,167)	(1,234,847)

Average core deposits	20,020,227	19,733,653	19,443,967	19,462,539	19,490,412
Subtract: Average state, county, and municipal deposits	(2,224,193)	(2,184,757)	(2,045,817)	(2,268,852)	(2,365,096)
Average core deposits excluding state, county, and municipal deposits	$ 17,796,034	17,548,896	17,398,150	17,193,687	17,125,316

Average non-interest bearing DDAs	$ 6,108,558	6,110,047	5,765,287	5,824,592	5,537,090
Subtract: Average state, county, and municipal non-interest bearing DDAs	(734,177)	(794,852)	(743,145)	(654,228)	(685,070)
Average non-interest bearing DDAs excluding average state, county, and municipal non-interest bearing DDAs	$ 5,374,381	5,315,195	5,022,142	5,170,364	4,852,020

Average money market deposits	$ 6,210,704	6,009,897	6,033,523	6,044,138	6,077,357
Subtract: Average state, county, and municipal money market deposits	(415,800)	(356,343)	(397,480)	(371,538)	(444,170)
Average money market deposits excluding average state, county, and municipal money market deposits	$ 5,794,904	5,653,554	5,636,043	5,672,600	5,633,187

Tangible common equity to tangible assets ratio
Total assets	$ 27,633,784	27,051,231	26,519,110	26,627,290	26,435,426

Subtract: Goodwill	(24,431)	(24,431)	(24,431)	(24,431)	(24,431)

Subtract: Other intangible assets, net	(1,061)	(1,265)	(1,471)	(1,678)	(1,883)

Tangible assets	27,608,292	27,025,535	26,493,208	26,601,181	26,409,112

Total shareholders’ equity	3,030,635	3,041,270	3,076,545	3,053,051	2,998,496

Subtract: Goodwill	(24,431)	(24,431)	(24,431)	(24,431)	(24,431)

Subtract: Other intangible assets, net	(1,061)	(1,265)	(1,471)	(1,678)	(1,883)

Subtract: Series C Preferred Stock, no par value	(125,980)	(125,980)	(125,980)	(125,980)	(125,980)

Tangible common equity	$ 2,879,163	2,889,594	2,924,663	2,900,962	2,846,202

Total shareholders’ equity to total assets ratio	10.97%	11.24%	11.60	11.47	11.34

Tangible common equity to tangible assets ratio	10.43%	10.69%	11.04	10.91	10.78

Reconciliation of Non-GAAP Financial Measures, continued
(dollars in thousands)	1Q15	4Q14	3Q14	2Q14	1Q14

Adjusted Pre-tax, Pre-credit Costs Income

Income before income taxes	$ 85,812	78,928	72,656	73,950	77,024

Add: Provision for losses on loans	4,397	8,193	3,843	12,284	9,511

Add: Other credit costs(1)	11,272	8,213	11,858	4,635	8,128

Add: Restructuring charges	(107)	3,484	809	7,716	8,577

Add: Litigation settlement expenses (24)	-	463	12,349	-	-

Subtract: Investment securities gains, net	(725)	-	-	-	(1,331)

Add: Visa indemnification charges	375	310	1,979	356	396

Subtract: Gain on sale of Memphis branches, net (3)	-	-	-	-	(5,789)

Pre-tax, pre-credit costs income	$ 101,025	99,591	103,494	98,941	96,516

Adjusted Non-interest Income

Total non-interest income	$ 65,854	64,549	63,985	63,388	70,182

Subtract: Investment securities gains, net	(725)	-	-	-	(1,331)

Subtract: Gain on sale of Memphis branches, net(3)	-	-	-	-	(5,789)

Adjusted non-interest income	$ 65,129	64,549	63,985	63,388	63,062

Adjusted Non-interest Expense

Total non-interest expense	$ 178,908	184,883	193,749	182,205	184,161

Subtract: Other credit costs(1)	(11,272)	(8,213)	(11,858)	(4,635)	(8,128)

Subtract: Restructuring charges	107	(3,484)	(809)	(7,716)	(8,577)

Subtract: Visa indemnification charges	(375)	(310)	(1,979)	(356)	(396)

Subtract: Litigation settlement expenses (2)	-	(463)	(12,349)	-	-

Adjusted non-interest expense	$ 167,367	172,413	166,754	169,498	167,060

(1	Other credit costs consist primarily of foreclosed real estate expense, net.

(2)	Amounts consist of litigation settlement expenses with respect to certain legal matters. Amounts for other periods presented herein are not reported separately as amounts are not material.

(3)	Consists of gain, net of associated costs, from the sale of certain loans, premises, deposits, and other assets and liabilities of the Memphis, Tennessee branches of Trust One Bank, a division of Synovus Bank.